UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2022
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, no par value	MKL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Executive Employment Agreement with Richard R. Whitt, III
On August 18, 2022, Markel Corporation (the Company) entered into an amendment to the employment agreement with Richard R. Whitt, III, Co-Chief Executive Officer of the Company. The amendment was entered into in connection with the previously announced decision by Mr. Whitt to retire by March 31, 2023.
Under the employment agreement, as amended:
•on March 31, 2023 (or such earlier date as mutually agreed) (the Retirement Date), Mr. Whitt will resign from any and all officer and director positions that he then holds with the Company and any of its subsidiaries and affiliates;
•subject to certain specified conditions, Mr. Whitt will remain employed by the Company as a non-officer employee after the Retirement Date through December 31, 2025 (the Transition Period) or such later period under terms as mutually agreed; and
•during the Transition Period, Mr. Whitt will:
◦provide consulting and advisory services to the Company and perform such other services as the Company may request in order to ensure a smooth transition of his duties and responsibilities; and
◦be entitled to receive an annual base salary equal to: (i) 75% of his annual base salary as of the Retirement Date (Retirement Date Base Salary), after the Retirement Date through December 31, 2023; (ii) 50% of his Retirement Date Base Salary, from January 1, 2024 through December 31, 2024; and (iii) 25% of his Retirement Date Base Salary, from January 1, 2025 through December 31, 2025.
Mr. Whitt will continue to be eligible for annual cash incentive bonuses, and annual equity incentive awards, at the respective target potential levels (expressed as a percentage of his base salary in effect at the time) in place for him as of the Retirement Date. The other terms and provisions of Mr. Whitt's employment agreement remain in full force and effect, including terms related to termination of his employment; provided that:
•the termination of Mr. Whitt's employment at the end of the Transition Period will not be deemed a termination without cause or entitle Mr. Whitt to any of the termination benefits described in his employment agreement; and
•nothing in the amendment, including the reduction in Mr. Whitt's annual base salary or change in his position and duties and responsibilities for periods on or after the Retirement Date, constitutes good reason.
Except as amended, the terms of Mr. Whitt’s employment agreement remain the same as those for the Company’s executive officers and are described in the Company’s Proxy Statement for its 2022 Annual Meeting of Shareholders, filed with the U.S. Securities and Exchange Commission on March 24, 2022, under “Employment Agreements” and “Potential Payments upon Termination or Change in Control.”
The Compensation Committee approved the amendment to Mr. Whitt’s employment agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL CORPORATION

August 19, 2022	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Senior Vice President, Chief Legal Officer and Secretary
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